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                                                                EXHIBIT A.1

               PLANNING AND BUDGETING BUIDELINES FOR 2000-2002

              CONFIDENTIAL TREATMENT REQUESTED FOR THIS EXHIBIT
                      TO BE SUPPLIED DIRECTLY TO THE SEC